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Exxon Mobil Corporation
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Engine No. 1 LLC
Engine No. 1 LP
Engine No. 1 NY LLC
Christopher James
Charles Penner
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Kaisa Hietala
Alexander Karsner
Anders Runevad

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ENGINE NO. 1 Reenergize ExxonMobil // Investor Presentation May 2021

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Engine No. 1 LLC, Engine No. 1 LP, Engine No. 1 NY LLC, Christopher James, Charles Penner (collectively, "Engine No. 1"), Gregory J. Goff, Kaisa Hietala, Alexander Karsner, and Anders Runevad (collectively and together with Engine No. 1, the "Participants") have filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of WHITE proxy to be used in connection with the solicitation of proxies from the shareholders of Exxon Mobil Corporation (the "Company"). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying WHITE proxy card will be furnished to some or all of the Company's shareholders and is, along with other relevant documents, available at no charge on Engine No.1's campaign website at https://reenergizexom.com/materials/ and the SEC website at http://www.sec.gov/.

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REENERGIZE EXXON

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REENERGIZE
EXXON//

TABLE OF CONTENTS EXECUTIVE SUMMARY I 5 The Need for Change at ExxonMobil A CLOSER LOOK AT THE ISSUES II 24 Issue #1 – Failure to Position ExxonMobil for Long - Term Value Creation II 33 Issue #2 – Rhetoric Does Not Address Long - Term Business Risk from Emissions II 41 Issue #3 – Lack of Capital Allocation Discipline II 50 Issue #4 – Little Reason to Trust Newfound Spending Discipline II 54 Issue #5 – Lack of Successful and Transformative Energy Experience on the Board II 63 Issue #6 – Misaligned Incentives REENERGIZING EXXONMOBIL III 67 Seizing the Opportunity for Real Change APPENDIX IV 76 Analyzing Long - Term Demand Projections 4

PART I: EXECUTIVE SUMMARY The Need for Change at ExxonMobil 5

The industry is evolving, and so must ExxonMobil O il and gas companies face significant long - term challenges. Declining long - term returns and lower capital productivity for non - state oil and gas companies Growing long - term demand uncertainty due to advancements in low and no - carbon technologies Growing long - term business model risk as pressure increases for countries to lower carbon emissions • ExxonMobil has significantly underperformed and has failed to adjust its strategy to enhance long - term value • A focus on chasing production growth over value has resulted in an undisciplined capital allocation strategy and has destroyed value even during periods of higher oil and gas prices • A refusal to accept that fossil fuel demand may decline in decades to come has led to a failure to take even initial steps towards evolution, and to obfuscating rather than addressing long - term business risk • A lack of successful and transformative energy experience on the Board has left ExxonMobil unprepared and threatens continued long - term value destruction 6

ExxonMobil has dramatically underperformed for shareholders over any relevant time period Source: Bloomberg. *Pre - COVID returns are as of February 19, 2020. **Returns are as of December 4,2020 close, the last trading d ay prior to Energy No. 1’s public engagement with ExxonMobil. Total Returns include dividends. Proxy Peers are Chevron, Shell, Total & BP (ExxonMobil 2021 proxy statement). Total Returns Pre - COVID * Total Returns Prior to Engine No. 1 Public Engagement ** 1 YR 3 YR 5 YR 10 YR 1 YR 3 YR 5 YR 10 YR ExxonMobil - 18.9% - 15.9% - 17.5% 27.8% ExxonMobil - 34.4% - 41.2% - 33.0% - 14.8% Chevron - 3.3% 13.0% 25.6% 117.5% Chevron - 15.7% - 11.9% 28.9% 62.4% Shell - 10.4% 14.3% 12.9% 104.7% Shell - 35.4% - 31.1% - 3.1% 18.3% Total - 4.1% 11.0% 28.3% 83.2% Total - 13.9% - 5.8% 15.9% 74.0% BP - 8.1% 24.7% 43.9% 34.6% BP - 36.7% - 31.7% 8.0% 14.2% Peer avg. ex XOM - 6.4% 15.8% 27.7% 85.0% Peer avg. ex XOM - 25.4% - 20.1% 12.4% 42.2% Underperformance vs. peer average - 12.5% - 31.7% - 45.2% - 57.2% Underperformance vs. peer average - 9.0% - 21.1% - 45.5% - 57.1% ExxonMobil Peer Rank 5 / 5 5 / 5 5 / 5 5 / 5 ExxonMobil Peer Rank 3 / 5 5 / 5 5 / 5 5 / 5 S&P 500 24.3% 52.8% 78.7% 275.4% S&P 500 21.1% 48.5% 95.4% 271.0% 7

This decline occurred while oil and gas are still the dominant forms of global energy

ExxonMobil	2010	2015	2020*
Market Capitalization	Largest company in the World at ~$370 bn market cap; #1 in the Dow Jones	~$370 billion market capitalization; #3 company in the Dow Jones	Removed from DJIA. ~$250 billion market cap pre-COVID / ~$176 billon pre-Engine No. 1 engagement.
S&P Credit Rating	AAA	AAA	Downgraded three times (twice pre-COVID) by S&P and put on negative outlook
Balance Sheet	Net Debt: $7 bn Net Debt / CFO: 0.15 x	Net Debt: $39 bn Net Debt / CFO: 1.8x	Net Debt: $63bn Net Debt / CFO: 4.0x
Dividend Capability	Consistent dividend growth. Total of $163bn returned over 2005-2010 including share buybacks. Free Cash generated covered dividend by over 2 times	37 straight years of dividend increases	Free Cash flow fell short of dividend by over $20bn from 2017-2020, forcing the Company to borrow to pay the dividend

Source: Company 10Ks and Bloomberg. All share price, total shareholder returns, and market capitalization figures for ExxonMobil are as of the last date prior to Engine #1's public engagement, December 4, 2020, unless otherwise noted. CFO is annual Cash Flow from Operations, prior to capital expenditures.

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8

ExxonMobil has pursued the most aggressive spending plans in the industry to chase production growth • Despite investor demand for spending discipline, for years ExxonMobil has pursued aggressive capital expenditure plans to chase production growth • This strategy has contributed to significant share price underperformance in recent years and left ExxonMobil far more exposed than peers to demand declines • While in the face of a deteriorating balance sheet and investor pressure ExxonMobil reduced its near - term spending plans, its long - term model remains unchanged “Chevron now targets free cash flow, returns and constrained emissions, while Exxon is sticking to the traditional oil major mega - projects tactic.” Bloomberg, March 23, 2021 “[ExxonMobil] is sticking with plans to increase crude production in the coming years …” Financial Times, March 1, 2021 “Analysts say a quest for fast oil - production growth and an addiction to risky, high - cost projects have hobbled the company in recent years. Yet Exxon’s response has been to double down on oil and gas, plotting another huge surge in output. As rivals fret about peaking oil demand and start trying to navigate a global energy transition away from fossil fuels to cleaner energy, Exxon is making a huge bet on oil’s future.” Financial Times, October 28, 2020 9 Quote Source: Derek Brower (Oct. 28, 2020). Why ExxonMobil is sticking with oil as rivals look to a greener future . Financial Times. Derek Brower (Mar. 1, 2021). Exxon adds two board directors in wake of activist pressure . Financial Times. Bloomberg Intelligence (Mar. 23, 2021). Big oil brethren Chevron, Exxon Mobil charting opposite paths . Bloomberg.

Board’s strategy eroded shareholder value before COVID, and left ExxonMobil far more vulnerable • Irresponsible spending resulted in ExxonMobil having the highest oil break - even price of any of its peers, leaving it more vulnerable to drops in demand Source: JP Morgan research; breakeven prices are post - dividend. Pre - COVID data is as of January 31, 2020 for US peers and Decem ber 6, 2019 for European peers. $ / bbl Breakeven Oil Price $62 $52 $46 $61 $62 $84 $57 $58 $67 $65 $87 $58 $47 $56 $60 $30 $50 $70 $90 ExxonMobil Chevron BP Shell Total 2018 2019 2020 (Pre-COVID) 10

ExxonMobil has been funding spending on low - return projects by taking on large amounts of debt • While its balance sheet once had almost zero net debt, today ExxonMobil has the most debt in its history, increasing over $80 billion in the last 12 years, and since 2016 has had three debt ratings downgrades by S&P (including two pre - COVID) • Given financial pressure, ExxonMobil last year suspended its employee 401(k) matching program and utilized enhanced “performance reviews” to conduct layoffs Chart Source: ExxonMobil 10 - Ks & Bloomberg. Quote Source: Jinjoo Lee (Mar. 19, 2021). Oil Investors Hunt for Cash Gushers. Wall Street Journal. ExxonMobil Net Debt ($ millions) ($20,680) ($22,582) $43,811 $63,600 ($30,000) ($20,000) ($10,000) $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 “[ExxonMobil] had been unable to fund its dividends through free cash flow alone even in 2019 before the pandemic.” Wall Street Journal, March 19, 2021 11

This strategy has contributed to a decade of value destruction … • ExxonMobil invested over $300 billion in capex from 2011 - 2020, which failed to produce even an equivalent amount of value in undiscounted dollars • We estimate that unproductive capex has destroyed at least ~$175 billion in value, using current prices and before allocating any cost of capital 12 Chart Source: ExxonMobil 10 - Ks for Capex, Dividends and Share buybacks. Pricing data from Bloomberg. Enterprise Value (EV) taken as a proxy for Asset value. EV chosen as of 3/31/2021 so as to not penalize the company for the poor commodity price environment (EV as of 12/31/2 020 was ~$60B lower at $250B). Also, while other factors (such as investor sentiment & oil prices) also play a role in value creation, above analysi s s hows the scale of capital expenditure and destruction in asset value. Chart does not take into account any cost of capital, which would increase the le vel of value destruction that would accrue to both equity and debt holders. A Decade of Capital Destruction at ExxonMobil $377 $486 $312 $309 $200 $174 $100 $200 $300 $400 $500 $600 $700 Starting Asset Value (EV as of 12/31/2010) Investment in assets (Capex 2010 - 20) Capital returns (Dividends + Buyback, 2010 - 20) Starting Asset Value + Investment - Capital Return Ending Asset Value (EV as of 3/31/21) Potential Value destruction $40+ / share of value destruction In US$ Billions

… which stands out even in a challenged industry * Data is as of December 4, 2020, the last trading day prior to Engine No. 1’s public engagement. Quote Source: Kevin Crowley and Bryan Gruley (Apr. 30, 2020). The Humbling Of Exxon. Bloomberg Businessweek. Christopher M. Matthews (Sep. 13, 2020). Exxon Used to Be America’s Most Valuable Company. What Happened? WSJ . Christopher Helman quoting Paul Sankey of Sankey Research (Dec. 29, 2020). Forbes Energy Awards 2020: NextEra Energy, Bigger Than Exxon, Greener Than Tesla. Forbes. Market Capitalization (in $ billions)* $- $50 $100 $150 $200 $250 $300 $350 $400 $450 ExxonMobil Chevron Dec 2010 Dec 2011 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Dec 2020 “After a ‘decade of strategic errors,’ Exxon is ‘exactly where it never wanted to be: subject to oil markets and global GDP recovery.’ Nor has [its CEO] enunciated any kind of holistic strategy for navigating the carbon transition …” Forbes, Dec. 29, 2020 “It has been a stunning fall from grace for Exxon Mobil Corp.” Wall Street Journal, September 13, 2020 “Perhaps no company has been humbled as profoundly by recent events as Exxon … And the pandemic isn’t primarily to blame; the culprit is just as much the company itself.” Bloomberg BusinessWeek, April 30, 2020 • ExxonMobil’s iconic status has been chipped away, and by the end of 2020 its market cap was on par with Chevron’s despite ExxonMobil being much larger 13

ExxonMobil still has no credible plan to protect value in an energy transition …

- ExxonMobil is world's 5th largest producer of greenhouse gas (GHG) emissions (after coal from China, Saudi Aramco, Gazprom, and Nat'l Iranian Oil)
- This is an existential business risk given that 2/3 of emissions come from countries that have pledged to reach net zero emissions by 2050
- Any diversification strategy must be profitable over the long-term to be sustainable. However, ExxonMobil's Board must be able to balance maintaining current profitability with addressing the risk of a narrow focus on fossil fuel projects that can take decades to deliver a return and for which there may be significantly reduced future demand



Bloomberg's Business Model Score, which rates Energy Transition readiness
Shell (#1) 7.9
Total (#2) 7.0
BP (#5) 6.3
Equinor (#7) 5.3
Eni (#9) 5.1
Chevron (#10) 5.1
Major average 6.1
ExxonMobil (#20) 3.2
2 3 4 5 6 7 8

"As late as October, Exxon Mobil's [CEO] dismissed the suggestion that climate change concerns posed long-term risk to his industry…'" – *Reuters, March 23, 2021*

"Exxon stands out among its peers for having doubled down on the old oil and gas business model, hardly even giving lip service to the energy transitions that are realigning the market." – *Clark Williams-Derry, IEEFA (CNBC, Feb. 5, 2021)*

First bullet as per CDP Carbon Majors Report 2017 that collected Cumulative Greenhouse Gas Emissions From 1988-2015

Chart Source: Bloomberg's report *BNEF Oil and Gas Transition Scores, Leaders and Laggards* (March 24, 2021). Scores out of 10, 10 being the best. Score as per BloombergNEF methodology as of March 2021. Figures in parentheses are rankings among all integrated oil and gas companies. ExxonMobil ranks 20th out of 23 global integrated companies.

Quote Source: Terry Slavin (March 23, 2021). *Has Exxon Mobil turned over a new, green leaf?* Reuters.

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… yet rather than changing its long - term strategy, ExxonMobil is trying to change the subject • In the past ExxonMobil dismissed total emissions reduction targets as a “beauty competition” • Now it claims its emissions reduction targets are “consistent” with the Paris Agreement • However, in setting such targets ExxonMobil first excludes ~90% of its emissions, by excluding all Scope 3 emissions (from burning fossil fuels) and Scope 1 and 2 emissions (from producing fossil fuels) from non - operated assets • Likewise, while ExxonMobil touts its efforts in areas like carbon capture and biofuels, such efforts have mostly generated advertising Chart Source: ExxonMobil Energy and Carbon Summary 2020 and 2021. Non - operated asset mix is approximate based EDF & Rockefeller Asset Management Report ‘Emission Omission’ (Oct. 2020). Emissions Excluded From Reduction Targets 690 120 ~ 60 570 ~ 60 0 100 200 300 400 500 600 700 Total 2019 emissions Scope 3 Scope 1&2 Non - operated assets 2019 Operated assets Scope 1&2 ExxonMobil only includes ~10% of its actua l emissions in its emission reduction targets 15 Million Tons of CO2 Eq (Per Year)

ExxonMobil paints an unrealistic picture of the likelihood that carbon capture will obviate the need for change ...

- It is true that the IPCC and IEA have said that carbon capture is critical for a 2° C pathway, but they have made clear that it is not a substitute for dramatically reducing conventional fossil fuel usage
- While ExxonMobil has trumpeted carbon capture, its actual carbon captured has changed little
- All of the world's existing carbon capture projects can capture less than 0.1% of global emissions
- Projects to reduce Scope 3 emissions are incredibly costly and prone to failure, and heavily dependent upon government subsidies

> **"It is important to note that carbon removal technologies are not an alternative to cutting emissions or an excuse for delayed action."** – *International Energy Agency (IEA) (2020)*

ExxonMobil's Carbon Capture of 6.8Mn tons is <1% of its Annual Emissions of 690Mn tons of CO2


6.8
120
570
Scope 1 & 2
Scope 3
Carbon Captured

(in million metric tons of CO2 eq. per year)

	2014	2015	2016	2017	2018	2019
CO2 captured for storage by ExxonMobil	6.9	6.9	6.3	6.6	7.0	6.8

- In short, even the most advanced carbon capture is highly unlikely to enable ExxonMobil to avoid transforming its business model over the long-term

Quote Source: IEA. *Going Carbon Negative: What Are the Technology Options?* (January 31, 2020)
Sources: Chart and Table Source: ExxonMobil 2021 Energy and Carbon Summary.

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… and fails to accurately portray the relevance of its own carbon capture capabilities • ExxonMobil claims to be the “global leader” in carbon capture, yet most of this is the necessary separation of CO 2 that naturally occurs during the production of methane (the key ingredient in natural gas), which is captured versus vented • This reduces Scope 1 and 2 emissions intensity, not the far larger Scope 3 emissions from burning natural gas, and total emissions rise with production growth even if emissions intensity falls • Also, much of the CO 2 captured is injected into the ground to loosen hard to reach oil, thus increasing total emissions • New “Low Carbon Solutions” business mostly a patchwork of existing projects Sources: Kevin Crowley (Feb 1, 2021). Exxon’s New Carbon Capture Plan Looks a Lot Like Its Old One . Bloomberg. John Biers (Feb 2, 2021). Exxon Mobil Reports Huge 2020 Loss As Changes Draw Mixed Reviews . Barron’s. Mike Lee & Carlos Anchondo (Feb. 2, 2021). ExxonMobil Forms Low C02 division; Invests $3 billion in cutting emissions. E&E News. “Andrew Logan, director of the oil and gas program at investor activist group Ceres, said the effort [by ExxonMobil] on carbon capture appeared little more than a ‘ repackaging of existing efforts .’” Barron’s February 2, 2021 “ Exxon’s new carbon capture plan looks a lot like its old one … Exxon says LaBarge already captures 7 million tons of carbon dioxide a year, nearly 80% of the company’s total … Most of the CO2 is … sold to nearby crude operators to enhance their oil recovery .” Bloomberg, Feb. 1, 2021 “ Last year, the company quietly canceled construction on a high - profile CCS project in LaBarge , Wyo., Bloomberg reported. Exxon said yesterday it's exploring LaBarge as one of its future CCS projects .” E&E News, February 2, 2021 17

Reenergizing ExxonMobil for today and tomorrow requires real change

	BOARD COMPOSITION	LONG-TERM STRATEGY	CAPITAL ALLOCATION	INCENTIVES
POSITIONS TO **ENHANCE AND PROTECT** LONG-TERM **VALUE CREATION**	Four new independent directors with successful track records in energy	Gradually but purposefully repositioning company to succeed in a decarbonizing world	Long-term commitment to a coherent returns-focused capex strategy	Better aligning performance goals to clear drivers of shareholder value
POSITIONS TO **RISK CONTINUED** LONG-TERM **VALUE DESTRUCTION**	Lack of directors with successful and transformative energy experience	Lack of material business diversification Focus on emissions intensity only	Lack of consistent focus on capex discipline	Lack of sufficient focus in rewarding value creation and lack of clear and consistent metrics

"**Engine No. 1 has sensible recommendations**. It wants Exxon to appoint new independent directors with outside energy experience, invest only in projects with lower break-even oil and gas prices, consider using existing skills and scale to invest in growing areas such as renewable energy, and change compensation policy."
Reuters Breakingviews, December 7, 2020

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Our nominees bring the successful and transformative energy experience that the Board is missing

- Election of all 4 critical to help Board address array of industry challenges, and to bring real change to a Board that has refreshed itself for years without a change in performance or strategy and has avoided adding successful energy expertise

Proposed Independent Director Experience Including Engine No. 1 Nominees



Oil & Gas + New Energy Tech + Energy Regulatory
9%
Information Technology
9%
Healthcare
19%
Financials
18%
Communication Services
9%
Climate Science Expert
9%
Oil & Gas
9%
Oil & Gas + Alt. Fuels
9%
Renewable Power
9%

"'**Engine No.1's board nominees… all have very strong repute**, they have track records in the industry, and some cross over into low-carbon fields.'"
Sam Margolin, managing director of Wolfe Research, quoted in the Financial Times, March 3, 2021

"[ExxonMobil's] board should have been a better overseer of management, capital allocation and strategy. Yet even with new appointments, it has limited experience in energy. That needs to change… **The slate of four put up by activist Engine No. 1 could help**."
Reuters Breakingviews, March 22, 2021

"[T]he driving aim of [Engine No. 1] is four high quality board candidates including Greg Goff…
The other Engine #1 candidates … are **very impressive**."
Paul Sankey, Sankey Research, April 1, 2021

Quote Sources: Derek Brower (Mar. 3, 2021). *Exxon v. Activist*. Financial Times. Robert Cyran (Mar. 22, 2021). *More Than This*. Reuters Breakingviews. Paul Sankey (Apr. 1, 2021). *Morning Sankey 4/1/2021*. Sankey Research.

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Gregory Goff

- Served as President and Chief Executive Officer (2010-2018) of Andeavor (formerly Tesoro), a leading petroleum refining and marketing company
- **During his tenure, Andeavor generated total returns of over 1,200%, versus the U.S. Energy sector's total return of 55%**
- ~30-year career with ConocoPhillips, where he held various leadership positions in Exploration and Production, and Downstream, and served as Senior Vice President of Commercial businesses from 2008 to 2010
- Serves on the Board of Enbridge Inc. and Avient

Relevant Experience

- Conventional Oil and Gas Industry
- **Named by Harvard Business Review one of the "Best-Performing CEOs in the World" in 2018**

Fills Unmet Board Need

- ~40 years of successful experience in all aspects of oil and gas

"Goff … encapsulates exactly the worldview that we espouse, of the now-famous Chevron rallying cry 'Higher returns, lower emissions.'"
Paul Sankey, Sankey Research, April 1, 2021

"[A]mong the best and most strategic thinking managers in the industry."
Barclays Research, 2016

Text Source: Bloomberg. Quote Source: Paul Sankey (Apr. 1, 2021). *Morning Sankey 4/1/2021*. Sankey Research. Paul Y. Cheng (Mar. 28 2016). *Tesoro Corporation: Management Meeting Takeaways*. Barclays Research.

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20

Kaisa Hietala • Trained geophysicist and environmental scientist • Began oil and gas career in E&P and crude trading at Neste, then led strategic review that resulted in creation of the Renewable Products segment. Served as EVP for 5 years ending in 2019, during which annual segment revenues grew by 1.6x and operating profits grew by 4x to over $1 billion • During this time, Renewable Products became over 2/3 of profits, and Neste’s stock returned ~550%. Today the Renewables division is over 90% of profits and Neste is the world’s largest producer of renewable diesel • Serves on the board of Smurfit Kappa Group and Tracegrow “Kaisa Hietala built and ran the renewable business at Finnish refiner Neste, which has helped push that firm’s share price up 10 - fold over a decade.” Reuters Breakingviews, March 22, 2021 Relevant Experience • Conventional and renewable energy • Led oil and gas company transformation which was named by Harvard Business Review as one of the “Top 20 Business Transformations of the Last Decade” in 2019 (alongside Netflix, Amazon, and Microsoft) Fills Unmet Board Need • Experience in energy industry transformation 21 Text Source: Bloomberg. Quote Source: Robert Cyran (Mar. 22, 2021). More Than This . Reuters Breakingviews.

Alexander Karsner • Began career developing energy infrastructure. As a private equity investor, venture partner and advisor, portfolios have included some of the most successful clean tech startups of the past decade • Part of the executive leadership team at X (formerly Google X), shaping strategy in new energy industry technologies • From 2005 to 2008, served as US Assistant Secretary of Energy, responsible for large federal R&D programs and National Laboratories. Help enact or implement major legislation which remains foundational to federal energy policy and regulation today • Serves on the board of Applied Materials “My (recommendation for) energy secretary, Andy Karsner (a green Republican who led renewable energy for George W. Bush).” Tom Friedman, New York Times (April 7, 2020) Relevant Experience • Conventional, alternative, and new energy technology • Appointed Assistant Energy Secretary by President Bush and put on the National Petroleum Council by President Obama Fills Unmet Board Needs • Experience in conventional and cutting - edge energy technologies • Regulatory experience 22 Quote Source: Thomas Friedman (Apr. 7, 2020). What America Needs Next: A Biden National Unity Cabinet. New York Times.

Anders Runevad • CEO of Vestas, which has more installed wind power worldwide than any other manufacturer, for 6 years ending in 2019 • During his tenure, stock returned a total of 480%, significantly outperforming the global energy and industrials sectors • Credited with turning around Vestas, including relieving debt burden, returning to profitability, and restoring dividend • CEO signatory to the Paris Pledge for Action signed in 2015 in connection with the signing of the Paris Agreement • Serves on 3 boards: Vestas, Schneider Electric SE, and Peab AB (as of March 2021 no longer of the board of Nilfisk Holding) “[S]ought to introduce discipline (read: cost cuts) into what some have viewed as an altruistic mission, looking to help wind power technology mature so that it no longer requires subsidies to attract customers. Under Runevad, Vestas … passed $10 billion in revenues … with profits now at a healthy $907 million. By contrast, Vestas lost $1.3 billion in the last full year before Runevad took over.” – Fortune, 2016 Relevant Experience • Renewable energy • Named in Fortune’s “Businessperson of the Year” list in 2016 and named one of the “Best - Performing CEOs in the World” by Harvard Business Review (2016, 2017, and 2019) Fills Unmet Board Need • Successful experience in evolving and highly competitive energy landscape 23 Text Source: Bloomberg. Quote Source: Businessperson of the Year (December 1, 2016 ) . Fortune.

PART II: A CLOSER LOOK AT THE ISSUES Issue #1 – Failure to Position ExxonMobil for Long - Term Value 24

ExxonMobil’s static view of the future represents poor risk management and risks continued value destruction • Long - term business planning centered narrowly on projections of oil and gas demand growth for decades • Focus on near - term emissions intensity reduction, despite existential business model risk created by long - term trajectory of growing total emissions • Diversification efforts have delivered more advertising than results • Near total reliance on hope of carbon capture to preserve business model • Scope 3 emissions are an issue for society to resolve, rather than a business risk • Capturing long - term business diversification opportunities and managing business risk requires more dynamic long - term planning • ExxonMobil’s long - term trajectory of growing emissions creates existential long - term business model risk in a rapidly decarbonizing world • Carbon capture – particularly as practiced by ExxonMobil - is unlikely to avoid need for long - term evolution • Scope 3 emissions are a fundamental long - term threat to business model 25

Despite rhetoric, ExxonMobil has shown little interest in even gradually repositioning its business • ExxonMobil significantly lags public integrated oil companies in measures of transition - readiness, scoring better than only state - controlled entities • While recently shifting its rhetoric on the importance of low - carbon strategies, ExxonMobil has paid little actual attention to such efforts Bloomberg Business Model Transition Scores (March 2021) Charts Source: Bloomberg’s report BNEF Oil and Gas Transition Scores, Leaders and Laggards (March 24, 2021). Scores out of 10, 10 being the best. Low - carbon Investment as a Share of Capital Expenditure (2015 - 2020) 0 2 4 6 8 10 26

Not just a climate issue – a valuation issue for all long-term investors

- The market ascribes a higher growth multiple to companies positioned to capture value in a decarbonizing world, and a declining terminal value and increased cost of capital to ExxonMobil and peers who are poorly positioned for the future
- Major decisions at the Company – from capital allocation to diversification to compensation – are still driven by a long-term view the market is increasingly rejecting
- While the cyclical nature of demand continues to create short-term investment opportunities, the longer-term risk is clear


P/B Multiples
"Tesla is a bet on the long term and Exxon is a bet on the short term." – Wall Street Journal (March 9, 2021)
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
3.1x
1.2x
1.1x
Dec 2015
Dec 2016
Dec 2017
Dec 2018
Dec 2019
Dec 2020
ExxonMobil
S&P Global Energy (Oil&Gas) Index
S&P Global Clean Energy Index

Quote Source: James Mackintosh (March 9, 2021). *Tesla v. Exxon is the Perfect Recovery Bet.* The Wall Street Journal.
Source: Bloomberg. P/B ratio is based on 12 month forward book value estimates compiled by Bloomberg.

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27

ExxonMobil may currently be a good trade, but long - term goal should be becoming a good investment 28 Source: 2020 excludes one - time asset impairment expenses. Net Income projections (2021E – 2025E) are Bloomberg consensus. Cap ex Projections per ExxonMobil guidance ($20 - 25bn 2022 – 2025). Historical Brent Price actuals per Goldman Sachs. Quote Source: Christopher Helman q uoting Paul Sankey of Sankey Research (Dec. 29, 2020). Forbes Energy Awards 2020: NextEra Energy, Bigger Than Exxon, Greener Than Tesla . Forbes. Structurally Declining Earnings... ...With Worsening Down - Cycles Great Recession Energy Downturn Supply & Demand Shocks (5,000) 5,000 15,000 25,000 2009 2016 2020 $ millions Great Recession Energy Downturn Supply & Demand Shocks 0 20 40 60 80 100 120 (5,000) 5,000 15,000 25,000 35,000 45,000 55,000 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021E 2022E 2023E 2024E 2025E Net Income Capital Expenditures Historical Brent Prices Brent Price ($/bbl) $ millions ExxonMobil’s “original definitive strategy of being immune to market vagaries is dead.” Paul Sankey, Sankey Research, Dec. 29, 2020 • While its stock has risen recently partially due to commodity price recovery, ExxonMobil’s down - cycles have declined over the past 15 years, and future mid - cycle earnings are expected to fall below historical down - cycle performance

While ExxonMobil is focusing investors on its best assets, many projects in portfolio offer less compelling returns • ExxonMobil presents any effort to diversify its portfolio as an extreme risk, yet its long - term portfolio contains many projects likely to realize “utility” type returns • Out of a projected ~$165bn of 2021 - 30 upstream capex, Wood Mackenzie estimates that $68bn, or ~41%, will be invested in assets with sub - 15% asset life IRRs, and $45bn, or ~27%, in assets with sub - 10% asset life IRRs 29 Wood Mackenzie data as of April 2021. IRR calculated using Wood Mackenzie’s Base Brent oil price projections and estimating c ash flow over the life of each asset. Asset level IRRs capture development cost to drill and exclude exploration/acquisitions costs and excludes any allocat ion of corporate G&A costs. Column width represents capex dollars forecasted for each asset. Wood Mackenzie does not provide asset level IRRs for ~$16bn of the ~$165bn of capex spend; these assets are excluded from the chart. Wood Mackenzie Projected Asset Level IRR by Project Size Oil Sands (Aspen) Mozambique LNG PNG LNG Permian Basin (Delaware, Wolfcamp) Guyana Permian Basin (Delaware, Bone Spring) Sub - 10% Asset IRR 10%+ Asset IRR Asset Level IRR 50% - 20% 40% 30% 20% 10% 0% - 10% 2021 - 2030 Capital Expenditures Permian Basin (Midland, Spraberry)

Coal shows how quickly changes in demand can occur once alternative technologies provide a better product • While ExxonMobil notes that it took 100 years for coal to be phased out, the actual drop in demand occurred relatively rapidly. In fact, 10 years ago forecasts for coal production were nearly twice as high as today • Coal primarily competed with natural gas for power generation, and advances in fracking technology drove more recent competition, while global efforts to decarbonize are more recent factors accelerating the trend away from coal EIA Annual Energy Outlook Coal Production Forecast (Reference Case) 10 12 14 16 18 20 22 24 26 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Coal Production Forecast (quadrillion Btu) 2010 Forecast 2012 Forecast 2014 Forecast 2016 Forecast 2018 Forecast 2020 Forecast 30 Source: U.S. Energy Information Administration Annual Energy Outlook in each respective year. 2010 Forecast as of 2010 report , 2012 Forecast as of 2012 report, and so forth.

Change will surely be gradual, but it is possible to begin bending the long-term trajectory

- Peers have shown it is possible to begin gradually diversifying – and embracing long-term total emissions reduction targets – while maintaining focus on core business profitability and explaining strategy to the market

ExxonMobil's share price has lagged those that adopted clean energy (2015-2020)


2.0x
1.0x
0.0x
1.2x
0.9x
0.5x
Dec-15
Dec-16
Dec-17
Dec-18
Dec-19
Dec-20
ExxonMobil
Equinor
Total

"Renewables has opened up a whole new set of opportunities for value creation for our company, while also diversifying our portfolio, making it more resilient both strategically as well as financially."
Eldar Saetre, Former CEO, Equinor, Feb. 2020

"[Renewables are] strengthening our group business model, because it's balancing the cash flow risk profile by giving predictable cash flows."
Patrick Pouyanne, Chairman and CEO, Total, Sep. 2020

"If we include the farm down[s], the IRR increases to above 14% … It's generated from a business with a very different risk profile … It deals with proven resources with no risk from exploration reservoir or decline rates. It also has fixed prices and guaranteed revenues for our current portfolio."
Pal Eitrheim, EVP New Energy Solutions, Equinor, Feb. 2020

Chart Source: Bloomberg share price data normalized to reflect relative share price performance. Quote source: Equinor and Total call transcripts.

REENERGIZE EXXON//
31

With the right strategic oversight, ExxonMobil can still play a profitable role in the energy transition • The energy transition will require technological innovation at scale, and the Oil Majors can utilize their size, global influence, and complex energy project expertise to play an important role • The Oil Majors can also create significant long - term value by demonstrating that they have a role to play in the event of a material energy transition • While the idea of ExxonMobil advancing an energy transition may seem farfetched, it is more in line with market sentiment than a decades - long pursuit of continued fossil fuel reserve growth “[T]here is further valuation upside if the Majors can demonstrate a credible transition strategy as it means the terminal value of these businesses are not zero.” Redburn research, May 8, 2020 “Big Oils have shown tremendous ability to adapt to technological change in their 100+ years of history. We believe it is now strategic that they drive a low carbon transition consistent with the Paris Agreement … [T]heir long - standing experience in the energy sector could provide them with a technological advantage in areas that remain currently underinvested and underdeveloped but which will be critical for net zero...” Goldman Sachs, Oct. 12, 2018 “As world leaders struggle to adopt coordinated and effective climate policies, the choices made by oil companies, with their deep pockets, science prowess, experience in managing big engineering projects and lobbying muscle may be critical. What they do could help determine whether the world can meet the goals of the Paris Agreement...” New York Times, Sept. 21, 2020 Quote Source: Clifford Kraus (Sep. 21, 2020). U.S. and European Oil Giants Go Different Ways on Climate Change . New York Times. Michele Della Vigna (Oct. 12, 2018). Re - Imagining Big Oils: How Energy Companies can successfully adapt to climate change . Goldman Sachs. Peter Low (May 8, 2020). Tackling the Terminal Value Problem . Redburn. 32

Issue #2 – Rhetoric Does Not Address Long - Term Business Risk from Emissions 33

ExxonMobil has sought to obscure long - term risk by distorting its long - term emissions trajectory • While in the past ExxonMobil sought to disrupt the work of Intergovernmental Panel on Climate Change (IPCC), today it seeks to distort the meaning of its work • Arguing that reducing emissions intensity (emissions per unit produced), while ExxonMobil continues to pursue production growth and thus increases overall emissions, puts it on a “Paris consistent” path fails the basic test of logic Source for first bullet: “Exxon states that it has ‘participated in the [IPCC] since its inception in 1988.’ … A primary goa l w as to undermine the IPCC process, sending large delegations to IPCC meetings, targeting IPCC scientists with accusations of ‘scientific cleansing,’ and cherry - pic king data to suggest warming might simply be ’part of a natural warming trend which began nearly 400 years ago.’” (Kate Aronoff (January 8, 2021). ExxonMobil is Twisting Itself in Knots to Justify Pumping Even More Oil. The New Republic) Note: 2025E GHG Emissions per Engine No. 1 estimate across Scope 1 & 2 on a net equity basis with Scope 3 per the IPIECA Category 11 methodology. Assumes 2025E production of ~3.99mm boe/d and gas versus liquids split per March 2021 Wall Street re sea rch model. 34 -100% -75% -50% -25% 0% 25% 2016 2020 2025 2050 2070 GHG Emissions Indexed to 2016 2 ƒ C Pathway 1.5 ƒ C Pathway 1.5 ƒ C Pathway 2025E Society’s Emissions Claimed GHG Emissions (Operated Production and Scope1&2 Only) Reality : Looking at ExxonMobil’s total carbon emissions trajectory highlights long - term risk to investors in a decarbonizing world Net Zero ExxonMobil’s Claimed GHG Emissions Trajectory Versus Reality

Even by its own limited standards, ExxonMobil has gone backwards and aims to do worse in 2025 than 2010 • Upstream emission intensity has worsened over the last decade, increasing 26% in 2019 vs. 2009 • ExxonMobil has set a target of reducing upstream intensity by 15 - 20% by 2025 (vs. 2016 baseline) for operated assets, which is 6 - 8% higher than 2009 - 2010 • ExxonMobil’s refusal to join the Oil and Gas Methane Partnership (OGMP) 2.0, which requires verified emissions reduction reporting versus using theoretical engineering calculations, calls the legitimacy of its goals into further question Source: ExxonMobil Energy and Carbon Summary 2020 and 2021. 2025 target intensity assumes a 17.5% intensity reduction (mid po int of 15 - 20% target) from 2016; assumes reduction is for all assets vs. company operated assets. 2020 - 24 estimates assume a linear decline in intensi ty. Upstream Emission Intensity – Scope 1 & 2 (in tonnes of CO2 per 100 tonnes of production) 20.1 24.7 20.5 26.3 25.4 21.7 20 22 24 26 28 2020 Energy & Carbon Summary 2021 Energy & Carbon Summary Estimate based on targeted reduction 2019 intensity 26% higher than 2009 intensity 2025 target 8% higher than 2009 intensity 6% upward revision in base year (2016) 2014 2013 2012 2011 2010 2009 2015 2016 2017 2018 2019 2020E 2021E 2022E 2023E 2024E 2025E 35

Minimal investment in more advanced carbon capture mostly produces advertising

- ExxonMobil has heavily advertised its investment in a company called Global Thermostat which is pursuing direct air capture, yet this effort is miniscule ($15 million according to Global Thermostat) and appears primarily driven by marketing considerations

"[Global Thermostat] has featured prominently in ExxonMobil's commercials on YouTube, Twitter, and Facebook. But Global Thermostat's achievements haven't matched its promise …

[A]ccounts suggest the company has been stymied by setbacks and mismanagement since almost the very beginning and has **made little progress in deployment over the past decade**. They say its biggest accomplishments, including the deals with blue-chip companies, amounted to less than advertised and in some cases have yet to produce anything …

Current and former staffers say it's unclear exactly what Exxon is doing with Global Thermostat besides advertising it heavily."

Bloomberg, April 9, 2021



Capturing CO_2 straight
from the air
Vacuum
Filter
Store and use
ExxonMobil

Source: Leslie Kaufman & Akshat Rathi (Apr. 9, 2021). *A Carbon-Sucking Startup Has Been Paralyzed by Its CEO*. Bloomberg.

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Latest advertising blitz regarding a theoretical and unfunded carbon capture project lacks any real substance • ExxonMobil recently released ads touting a $100 billion carbon vaporware capture project • This appears to be another attempt to shift focus from long - term risk facing ExxonMobil – There are no specifics and no discussion of where this funding would come from – ExxonMobil’s expertise is primarily in gas separation not deep decarbonization – The entire concept is reliant on the concept of a carbon tax, which has little chance of passage currently in the US, and would decimate oil and gas demand if it did • Even if this were an actual project versus a press release, the IPCC and IEA have made clear such projects must be in addition to dramatic reductions in emissions 37 Source: Elliott Negin (July 31, 2018). ExxonMobil’s Support for a Carbon Tax is a Sham . Union of Concerned Scientists. Oliver Milman (June 20, 2017). Exxon, Shell and BP back carbon tax proposal to curb emissions. The Guardian. “ [ExxonMobil] has consistently paid lip service to a carbon tax since 2009 … But more telling is the fact that the oil giant has never publicly supported a carbon tax bill and consistently funds members of Congress who oppose a carbon tax. How does that square with the company’s avowed position? It doesn’t.” Union of Concerned Scientists, July 31, 2018 “ As further tradeoff for the new tax, the plan would dismantle all major climate regulations, including the Environmental Protection Agency’s authority over CO2 emissions and an ‘outright repeal’ of the clean power plan.” The Guardian, June 20, 2017

Despite claimed support, ExxonMobil’s long - term strategy leaves it entirely unprepared for an actual carbon tax • A meaningful cost on carbon would likely make natural gas - based power more expensive than battery - backed solar and wind as early as 2024, and would dramatically limit natural gas demand growth, ~40% of which is used for power, which ExxonMobil assumes to be a growth driver • Meaningful carbon capture would have a similar impact, as the only way to pay for it would be a charge on carbon or trillions of dollars in government incentives Chart Source: IEA World Energy Outlook 2020 . “Storage adder” are 4 - Hour Battery Storage costs at 25% of nameplate solar capacity, as per NextEra’s ‘Edison Electric Institute Conference’ presentation, Nov. 2020. Carbon Tax estimates for combined cycle powe r p lant based on a 7,000 MMBtu/MWh heat rate. Levelized Cost of Electricity Generation in the US ($/MWh) 38 $5 $20 $35 $50 $65 $80 $95 Battery - backed Wind onshore (2019 - 20) Battery - backed Solar PV (2019 - 20) Battery - backed Solar PV (2040 est.) Gas CCGT Gas CCGT $50/MT carbon tax regine Gas CCGT $75/MT carbon tax regime Battery 'Storage adder' costs Carbon tax cost increase

A decade of promoting algae biofuels despite lack of viability shows a similar focus on advertising over reality

- ExxonMobil has touted algae biofuels for more than a decade, yet has little to demonstrate for it other than advertising (during this same time period, one of our nominees helped build the world's largest renewable diesel and jet fuel business)
- Its most recent goal of producing 10,000 barrels by 2025 is ~0.02% of ExxonMobil's refining capacity


BLUE-GREEN ALGAE

2010 ExxonMobil TV Commercial
"Algae are amazing little critters … We're hoping to supplement the fuels that we use in our vehicles and to do this at large enough scale to some day help meet the world's energy demands."



2020 ExxonMobil TV Commercial
"ExxonMobil is growing algae for biofuels that could one day power planes, propel ships, and fuel trucks, and cut their emissions in half. Algae ... Its potential just keeps growing."

"In the midst of all these companies abandoning the algal biofuel mission, however, one company has held strong to its ambitions and promises within the sector. That company is ExxonMobil … These promises, however, should be taken with a sizeable grain of salt. **Most of their biofuel announcements come in the form of vague PR-bait and social media posturing."**
Oilprice.com, January 28, 2020

Sources: Haley Zaremba (January 28, 2020). *Does Exxon Know Something About Biofuel That Its Peers Don't?* Oilprice.com. 2010 Super Bowl Commercial retrieved from https://www.youtube.com/watch?v=TFR-1ltqkcA. 2020 Super Bowl commercial retrieved from https://www.ispot.tv/ad/ovGn/exxon-mobil-algae-potential.

REENERGIZE EXXON

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Focusing on societal choices while trying to limit those choices is poor long - term risk management • ExxonMobil argues that meaningful decreases in Scope 3 emissions will require “changes in society’s energy choices coupled with the development and deployment of affordable lower - emission technologies” • This is true, but ignores its role in influencing such choices • More importantly, this argument fails to acknowledge that such choices are changing, and that trying to restrict or confuse such choices – versus adapting to them – likely only makes eventual business disruption more severe ExxonMobil quote source: ExxonMobil Press Release, Dec. 14, 2020. Other quote sources: Elliott Negin (Oct. 23, 2020). ExxonMobil Is Still Bankrolling Climate Science Deniers . Union of Concerned Scientists. Gavin Bade (Sep. 16, 2019). The oil industry vs. the electric car . Politico. Sharon Lerner (Jul. 20, 2019). Waste Only: How the Plastics Industry Is Fighting to Keep Polluting the World . The Intercept. “Groups backed by industry giants like Exxon Mobil… are waging a state - by - state, multimillion - dollar battle to squelch utilities’ plans to build [EV] charging stations across the country.” Politico, Sept. 16, 2019 “[T]he American Progressive Bag Alliance … part of the Plastics Industry Association, a trade group that includes Shell Polymers, LyondellBasell, Exxon Mobil, Chevron Phillips, DowDuPont, and Novolex … was backing a state bill that would strip Tennesseans of their ability to address the plastics crisis. The legislation would make it illegal for local governments to ban or restrict bags and other single - use plastic products — one of the few things shown to actually reduce plastic waste.” Intercept, July 20, 2019 “All told, ExxonMobil has spent more than $37 million on climate science denier organizations from 1998 through 2019.” Union of Concerned Scientists, Oct. 23, 2020 40

Issue #3 – Lack of Capital Allocation Discipline 41

Returns on upstream projects (~75% of capex) have been falling for years, even during times of higher prices Chart Source: ExxonMobil 10 - Ks; Upstream ROCE excludes corporate investment and costs. 2020 ROCE includes $19.4bn in asset impairment, excluding which the ROCE is still negative ( - 0.4%). Quote Source: Private Empire by Steve Coll (Penguin Books, 2012), page 50. “Return on capital employed [ROCE] is a report card, and while everyone can talk about individual projects and how attractive they may appear to be, ultimately, over time, you have to look at, ‘Well, how do all of those individual projects add up?’” Former ExxonMobil CEO Lee Raymond 42 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 -20% -10% 0% 10% 20% 30% 40% 50% 60% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Upstream ROCE (LHS) Crude price per barrel (XOM realized avg, RHS) Avg. crude price of $49.97/bbl Avg. crude price of $50.89/bbl Upstream Return on Average Capital Employed (ROCE %)

38.8 27.9 19.6 10.0 8.7 7.9 0 5 10 15 20 25 30 35 40 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Rising costs and falling capital productivity have fundamentally changed return profile • ExxonMobil produced 39 barrels of oil equivalent (boe) per $1,000 of capital employed in 2001, 20 boe by 2009, and a mere 8 boe by 2020 • This ~80% decline in capital productivity (a metric that is not impacted by prices) over two decades along with highly aggressive spending have led to poor returns Chart Source: ExxonMobil 10 - Ks. Upstream capital productivity calculated by dividing annual oil equivalent production by average Upstream capital employed. ExxonMobil – Upstream Production (BOE) per thousand dollar of Upstream Capital Employed 43

ExxonMobil and peers are far more exposed to risk of declining demand than National Oil Companies (NOCs) • For example, Saudi Aramco sits on the low end of the cost curve with significant underlying reserves, while ExxonMobil is relatively disadvantaged with production costs that are ~3x higher, creating substantial risk in declining demand scenarios • ExxonMobil’s obligation is to grow returns – not market share – including positioning itself for success if its aggressive demand projections are wrong Source: Wood Mackenzie Corporate Benchmarking Tool. National Oil Corporations & Majors 2020 Production Costs / Boe 2020 Production Cost Per BOE ExxonMobil Saudi Aramco Gazprom Rosneft Chevron Shell Kuwait Petroleum $20 $18 $16 $14 $12 $10 $6 $6 $4 $2 $0 2020 Production 44

ExxonMobil’s capital expenditures have outgrown cash generation, despite declining returns • As costs grew and returns declined, ExxonMobil’s capex increased from an average of ~50% of cash flow from operations from 2001 - 2010, to 85% on average from 2011 - 2020 • Total shareholder distributions also declined over time due to the virtual disappearance of share repurchases in 2017 Capex vs. Capital Return and Capex as a % of Cash Flow from Operations Text & Chart Sources: ExxonMobil 10 - Ks & Bloomberg. 54% 66% 54% 40% 44% 102% 87% 72% 105% 143% 30% 50% 70% 90% 110% 130% 150% 0 5 10 15 20 25 30 35 40 45 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Capex (in $ bn) Dividends+Buyback (in $ bn) % Capex to Cash from Operations 45

Despite these dynamics, ExxonMobil has repeatedly committed to more aggressive spending than the industry • ExxonMobil by its own admission has in recent years pursued one of the most “aggressive” capex spending plans in the industry, including pursuing heavy growth (versus maintenance) capex, as peers focused on value over volumes • March 2018 – ExxonMobil announces plan to significantly increase capex to $30 billion through 2025 • March 2019 – Company raises capex guidance to $35 billion in 2019 and targets a 25% increase in production from 3.95 million barrels per day (mb/d) to over 5.0 mb/d • March 2020 – ExxonMobil reaffirms spending plans, planning to spend up to $210 billion through 2025 (over 100% of then - current market cap) Long - Term Production Estimates Prior to November 2020 Spending Deferrals Charts Source: Wood Mackenzie Corporate Benchmarking Tool. “Aggressive” quote: Barron’s Dec 1, 2020 interview with Neil Chapm an, Senior Vice President and Management Committee Member. See page 47 for full quote. 135 Indexed Production 125 115 105 95 85 75 2018 2020 2022 2024 2026 2028 2030 BP Chevron Eni Equinor ExxonMobil Shell Total 46

Well before COVID, investors had turned against aggressively chasing production growth … Sources: Biraj Borkhataria (Mar. 6, 2020). Exxon Mobil Corporation: Needing flawless execution & macro recovery . RBC Capital Markets. Peter Low (May 13, 2020). Oil Majors: The Road to Recovery . Redburn. Devin McDermott (Jun. 25, 2020). The Risks & Opportunities of Countercyclical Growth. Morgan Stanley. “CVX and XOM are thoroughly underway on two different corporate strategies: harvest free cash flow or spend on countercylical growth. Starting well before the recent price collapse, CVX has been focused on positioning its business for a ‘lower for longer’ commodity price environment through disciplined, returns - focused investments, balance sheet strength and capital plan flexibility. XOM on the other hand continues to pursue a countercyclical growth strategy.” Morgan Stanley, June 25, 2020 “[ExxonMobil] has taken a different stance to peers on capital spending, choosing to accelerate capex in recent years instead of pulling back. This is clearly not in favour with investors … This has resulted in [ExxonMobil] materially underperforming peers.” RBC Capital Markets, March 6, 2020 “The sector’s track record for overinvesting and destroying value, combined with concerns over the future trajectory for oil demand, has meant that in recent years the market has rewarded those companies that demonstrate capital discipline rather than the pursuit of growth.” Redburn, May 13, 2020 47

… and peers with a more disciplined risk management approach have fared much better “[W] ith Covid - 19 rampant and [ExxonMobil’s CEO] presenting the company’s first quarterly loss in decades, he finally relented: Exxon would reduce the number of rigs operating in the Permian by three - quarters to just 15. [T]he astounding thing about this concession was that even the smaller rig count was higher than what the next closest competitor, Chevron Corp., had been running before COVID - 19 struck.” Bloomberg, January 15, 2021 “Chevron weathered the awful storm that 2020 brought to the oil industry better than most of its competitors because it had prepared for low oil prices ahead of time. CEO Mike Wirth was early to a trend that has now taken hold throughout the industry: The era of production growth is over, and a new era of frugal spending has arrived.” Barron’s, Dec. 25, 2020 Sources: Avi Salzman (Dec. 25, 2020). Chevron Weathered This Year Better Than Most. Its Future Depends on These Factors . Barron’s. Liam Denning (Jan. 15, 2021). SEC Probe Is the Latest Un - Exxon Thing Happening to Exxon . Bloomberg. Simon Flowers (Feb. 26, 2021). Will oil companies start spending again? Wood Mackenzie. 48 “A few companies are in a better financial position. Shell, Chevron, Pioneer, ConocoPhillips and EOG are among those that start 2021 with stronger finances and so have more options besides deleveraging.” Wood Mackenzie, February 26, 2021

Lack of capital allocation discipline unlikely to work any better going forward given long - term uncertainty Quote Source: Michele Della Vigna et. al. (Sep. 1, 2020). Carbonomics: Re - imagining Big Oils – The Age of Transformation . Goldman Sachs. Chart Source: Company ROIC from Company filings and JP Morgan estimates. * Est. Cost. Of Capital % (WACC) increases given hig her debt risk premium and dividend yield; also in line with investor surveys conducted by Redburn and highlighted in its September 2019 report Oil Majors: Lost in Transition . “Capital markets are driving the transformation of the energy industry... driving a bifurcating cost of capital, up to 20% for long - term oil projects and down to 3 - 5% for renewables, we estimate.” Goldman Sachs, Sept. 1, 2020 -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021E 2022E 2023E Company ROCE Est. Cost of Capital %* Value Destruction Zone ExxonMobil Return on Capital vs. WACC 49

Issue #4 – Little Reason to Trust Newfound Spending Discipline 50

Clinging to plans until forced to change is not a strategy

- ExxonMobil finally acknowledged in late 2020 that it could not continue spending at its projected levels without adding more debt, yet hedged just days later

MARCH 6, 2019

"The biggest risk to the industry today is underinvestment. The IEA estimates that $21 trillion of investments are needed through 2040. If you take [our] relative production, it suggests that we should be investing at roughly $33 billion a year." *– CEO*

"Exxon Mobil Corp. tumbled more than any other blue-chip stock after boosting spending to heights not seen since the historic oil-market collapse began in 2014, bucking the cost-cutting trend among rival energy explorers."
Bloomberg, March 6, 2019

2019

2020

MARCH 05, 2020

Cuts 2020-2021 Capex due to COVID, but reaffirms $30-35 billion target for 2022-2025

SEPTEMBER 7, 2020

"Analysts said that [ExxonMobil] must dial back. Project outlays next year could drop to between $10.4 billion and $15 billion…" *– Reuters*

OCTOBER 12, 2020

CNBC reports an activist may call for spending cuts

NOVEMBER 25, 2020

"Exxon hasn't canceled any projects because of the pandemic, only delayed them… **'The fundamentals haven't changed; the only thing that has changed is timing'…"**
– Wall Street Journal (quoting company IR)

NOVEMBER 30, 2020

ExxonMobil cuts 2022-2025 Capex Guidance to $20-$25 billion

DECEMBER 1, 2020

"I don't think our plans have changed dramatically. The plans that we laid out, which was an aggressive organic investment program … **So we're on the same path. It's just delayed a little bit."** *– Mgmt Committee Member, and Head of Upstream*

2021

Quote sources: ExxonMobil CEO (Mar. 6, 2019). 2019 Investor Day. Kevin Crowley (March 6, 2019). *ExxonMobil Boosts Spending to $32 billion, Raises 2025 Profit Target*. Bloomberg. Jennifer Hiller (Sep. 7, 2020). *Exxon downsizes global empire as Wall Street worries about dividend.* Reuters. Christopher Matthews (Nov. 25, 2020). *Exxon Documents Reveal More Pessimistic Outlook for Oil Prices.* WSJ. Avi Salzman (Dec. 1, 2020). *Exxon Is Retrenching. A Top Executive Defends the Strategy.* Barron's.

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We believe shareholders need a Board that will maintain a consistent strategy of capital allocation discipline

- While presented with great fanfare, ExxonMobil's near-term spending cuts came as little surprise to analysts given ExxonMobil's deteriorating financial position

Company's Capex Cuts vs Pre-Existing Analyst Estimates					
	2021	2022	2023	2024	2025
9/30/20 Wall Street Estimates	17,000	20,769	21,236	20,349	19,442
11/30/20 Mid-Point XOM Guidance	17,500	22,500	22,500	22,500	22,500

"All in, we think that the … capex guidance [is] not too surprising..."
JP Morgan, Nov. 30, 2020

- After our campaign began, ExxonMobil further embraced the language of spending discipline and even abandoned near-term production growth targets
- However, the history that preceded this creates serious doubt, as does ExxonMobil's continued adherence to a strategy solely predicated on long-term growth in oil and gas

"[M]ost investors are uncertain as to whether XOM will stick to the $20-25B long-term budget in a higher … price environment."
JP Morgan, Jan. 19, 2021

"Despite the cuts, XOM continues ahead with much the same slate of longer-term growth projects in place."
Barclays, Feb. 26, 2021

Table Source: S&P Capital IQ annual capex estimates as of 9/30/2020. Quote sources: Phil Gresh (Nov. 30, 2020). *Thoughts on Guidance Update*. JP Morgan. Phil Gresh (Jan. 19, 2021). *Investor Feedback on Our Upgrade*. JP Morgan. Jeanine Wai (Feb. 26, 2021). *Why There's Still Legs Beyond the Current Crude Rally*. Barclays.

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History of shifting stances instills little confidence that Board now has a coherent strategy Sources: Phil Gresh (Aug. 2, 2020). Assessing Implications of 2020 - 21 Capex Cuts . JP Morgan. Peter Coy (Jan. 26, 2021). ExxonMobil Needs a Wind - Down Strategy as Oil’s Prospects Dim . Bloomberg BusinessWeek. Darren Woods, CEO of ExxonMobil (Mar. 6, 2019). 2019 Investor Day. Paul Sankey (Mar. 11, 2021). XOM vs. CVX . Sankey Research. Dividend: “XOM’s 2Q was arguably the most interesting of the global majors, not because of the results, rather the about - face on dividend commentary. Last quarter, XOM’s Chairman & CEO Darren Woods stated on the call that ‘the beauty of the dividend is its flexible’…” “This quarter, SVP Neil Chapman made quite a different statement that ‘a large portion of our shareholder base has come to view that dividend as a source of stability in their income and we take that very seriously’” J.P. Morgan, August 2, 2020 “Nov. 30, 2020: It’s cutting 2021 capital spending to $16 billion to $19 billion, then raising it to $20 billion to $25 billion annually through 2025. It ‘will prioritize near - term capital spending on advantaged assets with the highest potential future value, including developments in Guyana and the [Permian Basin] ….’ What changed between April, when the Permian Basin was the focus of investment reductions, and Nov., when the company said the Permian Basin was an ‘advantaged’ asset with ‘the highest potential future value’? ” BusinessWeek, Jan. 26, 2021 Priorities: “Compare these two press releases from ExxonMobil seven months apart and decide if the oil giant has a coherent strategy: April 7, 2020: It’s cutting 2020 capital spending by 30% to about $23 billion. ‘The largest share of the capital spending reduction will be in the Permian...’” “ROCE… within its annual meeting presentation, ExxonMobil had dropped the subject.” Sankey Research, Mar. 11, 2021 Metrics: “ Good management of this business over time and across price cycles has to be reflected in solid returns on capital employed (ROCE).” ExxonMobil CEO, Mar. 6, 2019 53

PART II: FUNDAMENTAL ISSUES Issue #5 – Lack of Successful and Transformative Energy Experience on the Board 54

ExxonMobil has for years filled its Board with former CEOs without any energy experience Source: Bloomberg and ExxonMobil proxy statements. *Sector Return is S&P's GICS Level 1 Sector return for the respective comp any ; Market Return is the S&P 500 return for the same tenure. Performance of Ken Frazier (currently CEO at Merck) is measured through 4/9/2021. 22% 34% 22% 11% 11% Information Technology Financials Climate Scientist Healthcare Industrials ExxonMobil Board Independent Director Industry Experience Pre - Engine No. 1 Engagement • While large cap CEO experience is helpful as part of the overall board mix, transferable skills and track records of performance should matter as well 55 Current Independent Director Nominee Track Record as CEOs Director Company CEO Tenure Stock Total Return Sector Return* Market Return* Frazier Merck 12/2011 Present 192% 316% 301% Burns Xerox Holdings 7/2009 12/2016 55% 190% 181% Palmisano IBM 3/2002 12/2011 103% 36% 35% Oberhelman Caterpillar 7/2010 12/2016 85% 163% 150% Braly Anthem 6/2007 8/2012 - 28% 18% 3% Hooley State Street 3/2010 12/2018 63% 134% 170% Kandarian MetLife 5/2011 4/2019 40% 146% 155%

Excluded nominees bring little relevant experience and track records of value destruction as Board members

Kandarian	Oberhelman	Palmisano
• 3 years on board • No commodity-linked, manufacturing, or technology industry experience that ExxonMobil itself has called relevant for Board service	• 6 years on board • Caterpillar underperformed not just the S&P500 and the Industrials sector during CEO tenure, but also John Deere, its closest competitor	• 15 years on board • IBM is widely regarded as having been left unprepared for changing technology industry and quickly lost iconic status following CEO service

- All three presided over ExxonMobil's ill-advised decision to chase oil and gas production growth over returns by dramatically increasing capex in March 2018, then again in 2019, and to re-affirm this strategy in 2020

Source: Bloomberg and ExxonMobil proxy statements.

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• Board already has a representative from the investor community with experience in ESG investing • Other board experience includes Nikola, Valeant, AES, and Enviva • Board already has numerous executives with capital allocation and risk management experience • Other board experience includes TriNet , Groupon, HP Enterprise, and Duke Energy New directors do not fill the need for successful energy experience or fill other unmet needs • All three were appointed to ward off the addition of our more highly qualified nominees, with whom the Board refused to even meet • Petronas has not played material role in any significant energy transition • Running a state - owned enterprise involves far different considerations than running a company for the benefit of public shareholders • ExxonMobil has been closely tied to Petronas since 1976 and operates production sharing contracts with Petronas that produce 1/5 of Malaysia’s oil production and 1/2 of its gas production Jeffrey Ubben Zulkiflee (excluded nominee) Michael Angelakis 57 Source: Bloomberg and ExxonMobil proxy statements. https://corporate.exxonmobil.com/Locations/Malaysia

Board went to great lengths to avoid adding directors with successful and transformative energy experience

- Rather than even meeting with our nominees (the "Nominees"), ExxonMobil added three new directors in a process rife with serious issues

DEC. 7, 2020
Engine No. 1 announces intention to nominate 4 directors

JAN. 14, 2021
ExxonMobil's banker informs Engine No. 1 that the Company would not meet with the Nominees but would sign a confidentiality agreement with Engine No. 1 pertaining to forthcoming announcements, so Engine No. 1 could get some "credit" for such announcements.

JAN. 22, 2021
ExxonMobil's CEO and Lead Board Director tell Engine No. 1 that Nominees do not meet general board criteria of having previously served as large public company CEOs

JAN. 25-27, 2021
Inclusive Capital purchases 1.5MM shares of ExxonMobil (no other purchases in prior 2 years)

FEB. 2, 2021
Wan Zulkiflee appointed to ExxonMobil board of directors

FEB. 4, 2021
ExxonMobil's discussions with Inclusive Capital's CEO become public

> "Activist investor Jeff Ubben is being considered for a board seat at Exxon Mobil Corp., according to people familiar with the matter. **Ubben's investment firm Inclusive Capital Partners is also discussing taking a meaningful stake in the oil giant if he were appointed the board, the people said, asking not to be identified because the matter is private.**" – *Bloomberg*

MAR. 1, 2021
Michael Angelakis and Jeffrey Ubben appointed to board of directors with support of DE Shaw, bringing total of new directors to 3 in prior 30 days, none of whom have served as public company CEOs despite ExxonMobil's stated criteria to Engine No. 1

JAN. 2021 · FEB. 2021 · MAR. 2021

Quote sources: Scott Deveau and Ed Hammond (February 4, 2021). *ExxonMobil is Said to Consider Adding Jeff Ubben to Board.* Bloomberg.

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58

The Board would benefit from a wider range of views 59 “Nearly two - thirds [of global energy] comes from non - OECD countries. In fact, going forward, all of the growth in global emissions is expected to come from non - OECD countries … Wind and solar, while growing rapidly, are challenged in some areas. ” Darren Woods, March 5, 2020 ExxonMobil Investor Day “Energy transition, as many call it, is just an additional energy requirement, instead of a transition. Oil and gas will still play a major role, but will be complemented by other forms of energy.” Wan Zulkiflee , January 22, 2020 Bloomberg Interview “ Two - thirds of the energy consumed right now is in non - OECD countries ... so if these countries want to develop, like we got to develop, you're going to see energy consumption grow ... electrification doesn’t get you there.” Jeffrey Ubben, April 20, 2021 Morgan Stanley Conference “To use the existing infrastructure and capture the carbon is probably the least expensive and quickest way to net zero.” Jeffrey Ubben, April 22, 2021 CNBC Interview “With regards to the energy transition, I’m confident that gas is the way to go.” Wan Zulkiflee , January 24, 2019 CNBC Interview • Reasonable people can disagree about the long - term future of energy • However, we believe good risk management requires gradual repositioning for scenarios other than decades of continued fossil fuel demand growth and the hope that carbon capture alone will address the resulting emissions - from directors with track records of profitably adapting to changing energy industry dynamics

Unfair attacks on our nominees shows Exxon's cultural hostility towards change ExxonMobil Claim Our Response “Two of the candidates don’t have CEO experience at any company …” • The Board has long used having held the CEO role in an unrelated industry as primary criteria, despite a decade of underperformance • Following our campaign, ExxonMobil itself added three new board members with no public company CEO experience • Two of our nominees do have prior CEO experience and ExxonMobil still refused to even meet them, undermining the credibility of this excuse “None of Engine No. 1’s candidates have experience at companies even close to the complexity or scale of ExxonMobil.” • Successful track records and transferability of skill sets matter as much as experience with large companies in completely unrelated industries • None of our nominees are expected to recreate their prior executive roles, just as no one on the Board is expected to develop new drugs • Generating outsized returns in energy and demonstrating industry foresight are highly valuable abilities for a Board that has demonstrated neither ability for over a decade, including missing industry trends such as the shale revolution, the shift to focusing on project returns over chasing production growth, and the need to gradually prepare for rather than ignore the energy transition • Even on its face this argument falls flat given current Board composition: Anthem (~$19B market cap at end of tenure of CEO now on Board), State Street (~$24B), Xerox (~$7B) vs. Andeavor (acquired for $23B), Neste (~$26B in 2019, now ~$40B), Vestas (~$18B in 2019, now ~$46B) Quote Sources for this page and next: ExxonMobil letter to shareholders, filed March 16, 2001. ExxonMobil letter to sharehold ers , filed March 31, 2001. 60

Unfair attacks on our nominees shows Exxon's cultural hostility towards change (cont.) ExxonMobil Claim Our Response “Engine No. 1 wants the company to invest in wind and solar …” • We have said the Board needs to explore all diversification opportunities, and our nominees have experience across energy, including oil and gas as well as carbon capture and biofuels, both described as vital by ExxonMobil • Understanding the total energy landscape, including opportunities and competitive dynamics, will be vital no matter what opportunities it pursues • While ExxonMobil mischaracterizes our position, its CEO recently claimed that at some point it will enter wind and solar. While this may not occur soon, given its history of missing industry trends, the Board would clearly benefit from greater industry foresight in monitoring such opportunities “[P]lanned investments in new projects will generate 40% of … operating cash flow in 2025. Engine No. 1 has not said where cash flows to pay the dividend will come from if we elect their directors …” • ExxonMobil mischaracterizes our position, suggesting that we have called for the cessation of all new spending, rather than more disciplined spending, while praising the constructive approach of another shareholder who called for it to cut capital expenditures to a maintenance level of $13 billion • In our first letter to the Company, we noted that a more disciplined capital allocation strategy would strengthen the reliability of the dividend • Rhetoric is particularly notable given that debt - financed spending on low return projects has created the real threat to the dividend (as evidenced by the fact that ExxonMobil’s dividend yield even prior to COVID had expanded far more than peers due to the market’s concern about its reliability) Source for third bullet: CNBC Squawk Box Interview with ExxonMobil CEO (March 4, 2021) (“The investment opportunities in sol ar and wind, our perspective on that is we need more solutions in addition to those, that’s going to take a little longer time … So I think you’ll see that transition for Ex xon Mobil, but it will happen a little later in the cycle as those technologies develop and we start to deploy them at scale.”) Source for fourth bullet: Scott Deveau (December 9, 2020). D.E. Shaw is Said to Push Exxon Mobil to Cut Spending, Costs. Bloomberg. (“D.E. Shaw … has urged Exxon to cut capital expenditure to a maintenance level of about $13 billion from a planned $23 billion this year …”) 61

Unfair attacks on our nominees shows Exxon's cultural hostility towards change (cont.) ExxonMobil Claim Our Response Claim about Andeavor regulatory issue • This apparently refers to a settlement agreed to by Marathon Petroleum after it acquired Andeavor , which addressed alleged failures with respect to internal accounting controls at Marathon and Andeavor • Two current directors at ExxonMobil were CEOs of companies that also entered into large settlement agreements, including a director whose company admitted to failing to maintain effective controls over financial reporting while he was CEO and was charged by the SEC with violating the same regulation at issue in the Marathon settlement • In none of these instances was the CEO’s judgment the subject of the regulatory matter Claim that Gregory Goff’s seat on Enbridge board creates a conflict • While no support is provided for this assertion, our counsel has again reviewed ExxonMobil’s publicly - filed policies and sees no basis for it Claims that Kaisa Hietala lacks necessary C - Suite leadership qualifications • As we told ExxonMobil, given its last decade of underperformance we think it is time to rethink its criteria of looking almost exclusively for former CEOs. Still, we are confused as to why Messrs. Angelakis’ and Ubben’s lack of experience “leading a large, complex organization” or "global business leadership experience” did not raise the same concern, particularly given how much less relevant their prior experience is to ExxonMobil than Ms. Hietala’s 62 Additional Clarification: We also wish to clarify that as of April 2021, Anders Runevad serves on 3 public company boards (not 4) as he no longer serves on the board of Nilfisk

Issue #6 – Misaligned Incentives 63

Inverse relationship between management compensation and performance for shareholders • From 2017 - 19, ExxonMobil’s total return was - (12)% and share repurchases were effectively halted in 2017, yet CEO compensation rose 35% during this period • While 2020 CEO compensation was down 33%, ~72% of this reduction was due to the temporary COVID - related decline in the stock price, and the number of shares awarded increased 14% • Stock awards, the largest discretionary compensation component ( ~60%), have grown every year from 2017 - 2020. • In total from 2017 through 2020, CEO pay has totaled over $75 million Source: ExxonMobil proxy statements. 64 ExxonMobil Market Cap. vs. CEO Stock Awards $355 $156 132 150 180 205 120 130 140 150 160 170 180 190 200 210 220 $100 $150 $200 $250 $300 $350 $400 Market Cap CEO Stock awarded Company Market Capitalization ($ Billion) # of shares awarded to CEO (in '000s) Dec 2016 Dec 2017 Dec 2018 Dec 2019 Dec 2020

Disconnect results in part from compensation plans that can reward volumes over sustainable value Source: Company proxy statements. ExxonMobil’s performance metrics are Safety and Operation Integrity, ROCE, Cash Flow from Operations & Asset Sales, and TSR. • Limited disclosure regarding project returns and lack of cost & balance sheet focused metrics limit accountability for cost overruns or overly optimistic price projections on projects described as “advantaged” even as overall returns decline Peers have more objective disclosures that are reported annually, such as Shell’s “Project delivery on schedule/ budget,” Total’s “Pre - dividend organic cash breakeven & Gearing Ratio,” and BP’s “Production costs per barrel, Refining availability, and Cash Cost Reduction” • ExxonMobil’s compensation plan can also reward industry “outperformance” even if the entire industry destroys value, which can encourage capex spending even where shareholders would be better served by increased returns of capital or investments to strengthen the business. ROCE and TSR are compared to industry averages without reference to the overall market or cost of capital BP uses absolute ROACE and Total uses absolute ROE as targets, and Chevron and ConocoPhillips include S&P500 Total Return Index as a peer for TSR 65

Ad hoc changes have also undercut effectiveness of compensation plans Source: Company proxy statements. • Metrics are not assigned specific weights using a pre - set formula, allowing for ad hoc changes including alteration of key compensation metrics • For example, as ExxonMobil created aggressive new growth plans in 2018, the Board removed ‘Free Cash Flow’ and ‘Shareholder Distributions’ as metrics, noting that such metrics could “discourage investment” and replaced them with ‘Cash Flow from Operations’ and ‘Asset Sales’ • Likewise, the Board in 2019 gave “additional emphasis” to the Company’s “progress towards strategic objectives, which included a strong focus on the Company’s growth strategy” • These changes were followed by heavy investment in projects that delivered a low average return, negative FCF, increased doubt regarding ExxonMobil’s dividend sustainability, and negligible share repurchases Peers – Chevron, BP, Shell, Total, ConocoPhillips, Occidental, Pioneer, and EOG – clearly lay out a management scorecard that has well defined weights for metrics and targets 66

PART III: REENERGIZING EXXONMOBIL Seizing the Opportunity for Real Change 67

Reenergizing ExxonMobil requires real change Long - term commitment to a coherent returns - focused capex strategy CAPITAL ALLOCATION POSITIONS TO ENHANCE AND PROTECT LONG - TERM VALUE CREATION POSITIONS TO RISK CONTINUED LONG - TERM VALUE DESTRUCTION LONG - TERM STRATEGY INCENTIVES Gradually but purposefully repositioning company to succeed in a decarbonizing world Better aligning performance goals to clear drivers of shareholder value Lack of material business diversification Focus on emissions intensity only Lack of consistent focus on capex discipline Lack of sufficient focus in rewarding value creation and lack of clear and consistent metrics 68 BOARD COMPOSITION Four new independent directors with successful track records in energy Lack of directors with successful and transformative energy experience

Board Composition – All 4 nominees each add a highly relevant yet unique and complementary set of skills • Election of all 4 critical to help Board address array of industry challenges, and to bring real change to a Board that has refreshed itself for years without a change in performance or strategy and recently expanded itself to avoid adding successful energy expertise • Would give 1/3 of the Board energy expertise, similar to ConocoPhillips, BP, and Shell, all of which outperformed ExxonMobil in the 3, 5, and 10 - year periods before our engagement Proven value creator in oil and gas who can help Board ensure company is run more profitably and safely today and can invest in tomorrow Experience in conventional oil and gas, and a proven value creator in oil and gas industry transition who can help Board explore profitable near - term transition opportunities Proven value creator with a deep understanding of what it takes for new energy technologies to reach scale, who can help better navigate evolving energy landscape Decades of energy experience, regulatory experience, and expertise in new energy technologies to help Board improve long - term strategic thinking TODAY’S INDUSTRY LANDSCAPE TOMORROW’S INDUSTRY LANDSCAPE Gregory Goff Kaisa Hietala Anders Runevad Alexander Karsner 69

Long - Term Strategy – Focus on profitability today while pragmatically repositioning for the future • ExxonMobil has no plan to reposition for the future and relies instead on misleading arguments about its emissions and carbon capture capabilities, yet argues that we must produce a detailed business diversification plan from the outside looking in • This underscores the key problem : Repositioning for the future will be a massive internal effort requiring a wide array of skills, but there is literally no one on the Board with a record of profitable and transformative energy industry success, which is required along with general business expertise • Adding this experience will enable the Board to begin the hard work of ensuring ExxonMobil has a place in the future of energy, which we believe includes: – Fully exploring new growth areas with the benefit of relevant Board expertise – Leveraging this effort, together with improved capital allocation discipline, to set long - term total emissions reduction targets that are truly Paris consistent – Developing a realistic carbon capture approach that acknowledges that gas separation is not “leading” carbon capture technology and that even advanced carbon capture is unlikely to save its business model – Committing to more robust and independently verified methane reduction efforts including GMPO 2.0 70

Capital Allocation – Long - term commitment to a coherent returns - focused strategy • ExxonMobil has cut 2022 - 25 capex guidance in response to financial and investor pressure, but most spending has been deferred rather than canceled • Even within this range there is wide flexibility; next year’s capex at the high end would be over 50% higher than this year’s capex, and nothing in the Board’s history suggests it can be trusted to help guide such near - term or long - term decisions • While ExxonMobil has focused investors in the short - term on its most advantaged projects to enhance projected returns, the Board must develop a consistent strategy for all future spending that strengthens the balance sheet and dividend reliability and enables investment in the future, which we believe would include: – Only funding upstream projects that can deliver a high IRR (including allocations for all corporate costs) at conservative prices determined by probabilistically - weighted demand scenarios – Canceling or rejecting projects that fail this test and returning capital to investors or putting it to work strengthening ExxonMobil for the long - term – Preventing average cash break - even prices after capex and dividend payments from ever again exceeding conservative levels – Maintaining this discipline even during periods of higher oil and gas prices 71

Incentives – Better aligning performance goals to drivers of shareholder value • We believe a Board with a better understanding of the long - term drivers of value in energy can better set compensation strategy, which we believe would include: – Consistent metrics with disclosed preset weightings and targets, with more cost management and balance sheet - focused metrics – Measuring value creation not just by reference to the oil and gas industry but to the overall market • In the same way that ExxonMobil’s changes to incentive plans to reward production led to a focus on growth even as returns declined, we believe the lack of material energy transition metrics could discourage a focus on the future • By contrast, many peer compensation metrics have evolved to incentivize management to create value by looking at the energy transition as an opportunity – Total: Added compensation metric for “development of the low - carbon businesses (Integrated Gas, Renewables & Power perimeter).” This is in addition to objective GHG reduction targets in both its annual and long - term performance award (25% weight) – Shell: Introduced a 20% weight on “Energy transition” in its long - term incentive plan, which also includes metrics such as “Build the foundation of a material Power business” & “Grow new clean(er) energy product offerings” – BP: Added a 40% weight on “Strategic progress” for granting performance shares, which includes “demonstrate a track record, scale and value in low carbon electricity and energy” 72 Source: Company proxy statements.

Gradually repositioning for the future can enhance returns for long - term investors • ExxonMobil is solely reliant on the hope of consistently high oil and gas prices well into the future to generate long - term returns • Better capital management can boost profitability in a wider range of demand scenarios and protect shareholder value, while enabling investment in the future • Gradually and pragmatically repositioning for the future can also help maximize long - term value by slowly bending the curve on other factors, including: Earnings volatility – The risk of a systematic decline in earnings and free cash flow for undiversified companies increases as prices fluctuate dramatically and future demand & price shocks potentially grow more severe Cost of Capital – ExxonMobil’s cost of capital will likely continue to increase given the market’s view of medium to long - term systematic risks to the industry, and debt pricing may increase if its credit rating continues to fall Market Sentiment – Even if ExxonMobil is successful in boosting free cash flow for some period of time, this is unlikely to create long - term value for investors given the low probability that the market ascribes a growth multiple to such cash flows Quote Source: Liam Denning (Dec. 1 2020). ExxonMobil Has Become the Thing It Wasn’t Supposed to Be. Bloomberg. “Shrinking discipline and rising leverage make what was once the smartest oil major [ExxonMobil] a risky play on crude prices.” – Bloomberg, Dec. 1, 2020 73

50% 70% 90% 110% 130% 150% 170% 190% 210% 1-Oct-20 16-Oct-20 31-Oct-20 15-Nov-20 30-Nov-20 15-Dec-20 30-Dec-20 14-Jan-21 29-Jan-21 13-Feb-21 28-Feb-21 15-Mar-21 30-Mar-21 Benefits of investor engagement have been tangible, but preserving gains will require real change Source: Bloomberg data as of 1 - Apr - 2021. Quote Sources: Dealbook Newsletter (Jan. 28, 2021). What’s scaring Exxon Mobil? New York Times. Akshat Rathi & Kevin Crowley (Feb. 22, 2021). Exxon Pushed by Activist Investor to Set Net - Zero Climate Goal. Bloomberg. Derek Brower, Justin Jacobs & James Fontanella - Khan. (Jan. 27, 2021). Exxon considers capex cuts and board shake - up. Financial Times. Svea Herbst - Bayliss & Jennifer Hiller (Mar. 1, 2021). Exxon names Ubben, Angelakis to board amid investor pressure for change . Reuters. ExxonMobil Chevron DEC. 7, 2020 Engine No. 1 letter to board OCT. 9, 2020 CNBC report regarding reports of activist at XOM NOV. 30, 202O XOM reduces capital expenditure program by ~$10bn per year 2022 - 2025 “[CalSTRS] is backing Engine No. 1 and other investors formed a coalition to push Exxon into making more sweeping changes. In the face of that pressure, Exxon has cut its spending plans and disclosed updated emissions targets.” Reuters, March 1, 2021 “After [Engine No. 1] kicked off a proxy fight against Exxon’s board yesterday, the oil giant quickly responded, including by promising to provide updates on efforts to address climate change .” – New York Times, Jan. 28, 2021 FEB. 2, 2021 XOM enhances focus on capital expenditure discipline and announces formation of new business segment – Low Carbon Solutions DEC. 14, 202O XOM announces new emissions intensity reduction targets MAR. 3, 2021 New 2025 production target of flat production (vs. prior ~25% growth) “ExxonMobil has outperformed Chevron after [Engine No. 1] launched its campaign.” Bloomberg, Feb. 22, 2021 “ExxonMobil is considering further cuts to capital expenditure, changes to its board and more investment in sustainable technologies… The potential changes surfaced hours after Engine No 1, which launched a proxy battle with the group in December, announced that it had formally nominated four independent director candidates to Exxon’s board.” The Financial Times, Jan. 27, 2021 74 Indexed Share Price

Now is the time to seize this chance to give ExxonMobil’s Board the experience and skills it needs to face the future 75 • The Board of ExxonMobil will be addressing the most important questions facing the energy industry for years to come, including: – How to responsibly allocate capital to preserve current profitability while also planning for the long - term future of energy – Exploring opportunities to gradually and profitably reposition for the future – How to respond to a rapidly evolving global regulatory landscape and increasing efforts to decarbonize the global economy – Whether and when to seriously pursue cutting edge low carbon solutions including true deep decarbonization projects • The Board has failed to demonstrate the foresight needed to position ExxonMobil for long - term value creation even in the traditional oil and gas business – and the energy industry is not going to get any easier • Whatever the future holds, we believe it is time to add what the Board has been missing – directors with diverse yet highly relevant backgrounds who have successfully tackled energy industry challenges and bring decades of experience in conventional and alternative forms of energy to help best position ExxonMobil for greater long - term value creation • We encourage all shareholders to vote the WHITE proxy card to Reenergize ExxonMobil

APPENDIX Analyzing Long - Term Demand Projections 76

ExxonMobil’s world view has resulted in a failure to position itself for success in lower demand scenarios • While new oil and gas capex will be required under even aggressive decarbonization pathways, ExxonMobil relies on forecasts that discount the possibility of a material energy transition, most recently the IEA stated policies (STEPS) scenario that looks only at stated policies, but these are likely to evolve including this year at COP 26 • This worldview has resulted in aggressive spending and no material efforts at even gradual diversification, which leaves little means to protect shareholder value in alternate demand scenarios (between the top and bottom lines below) Chart Source: ExxonMobil demand of 110mb/d of liquids in 2040 as per 2020 10 - K, adjusted for the IEA STEPS demand for biofuels. (ExxonMobil does not provide a biofuels estimate, although even the Company’s 2040 estimated liquids demand of 110mb/d is hig her than IEA STEPS demand estimate of 109mb/d). All other scenarios from IEA World Energy Outlook 2020. Datapoints other than 2020, 2030 and 204 0 e stimated on a linear basis using constant CAGR. 105 104 100 66 65 60 70 80 90 100 110 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 ExxonMobil IEA Stated Policies Scenario (STEPS) IEA Delayed Recovery Scenario IEA Sustainable Development Scenario (Paris-compliant <2degC) IEA Net Zero Emissions by 2050 case ExxonMobil’s oil demand projection vs. IEA scenarios and Paris goals (in million barrels per day) Mb/d 77

Assumptions Regarding Impact of Population Growth • ExxonMobil points to population growth, particularly in the developing world, and the historical page of change in the industry in predicting future growth in fossil fuel demand • This conclusion does not necessarily follow, however, as continued energy demand growth could also accelerate global decarbonization efforts • Historical rates of response to climate change may also be poor predictors, given that efforts may accelerate as impacts grow increasingly clear, and the developing countries ExxonMobil is counting on for demand growth are likely to suffer the worst impacts of climate change • ~2/3 of the world’s emissions come from countries with net zero by 2050 emissions goals, and as soon as later this year at COP 26 countries may significantly increase their commitments, as the US has already indicated it will do “If no significant action is taken between now and 2040 oil demand is expected to be c52% higher than required under a <2 degree compliant pathway. In this scenario, adverse climatic and weather effects present considerable downside risk to oil demand . ” – Redburn, Sept. 5, 2019 Oil Demand – Current Trajectory vs Paris (<20C) Trajectory 2016 60 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 110 100 90 80 70 Oil Demand (Mbpd) Paris (<2 ° C) Trajectory Current Trajectory Quote and Chart Source: Redburn Oil Majors: Lost in Transition report, September 5, 2019. 78

ExxonMobil’s Position on Power Generation • The world power generation mix may be radically different in 20 years • ExxonMobil’s 2040 projections regarding the contribution from Solar, Wind and Hydropower, however, assume the world will continue along its present path • However, even natural gas, which is generally assumed to face less immediate demand decline than oil, faces long - term risk Wide Range Of Alternate Power Generation Demand Scenarios Underscores Risks To ExxonMobil’s Narrowly - focused Long - term Strategy “Falling prices for wind and solar power, coupled with government and businesses’ new green goals, are accelerating a shift to cleaner energy and leaving natural gas – long seen by energy companies as a bridge between fossil fuels and renewables – in the lurch. The fuel is also under growing scrutiny for methane leaks, leading some potential customers to skip gas and move ahead to lower - carbon alternatives… That is a risk for Shell and rivals such as Exxon Mobil Corp. and Total SE, which also invested in gas, given that gas projects typically cost billions up front and take decades to recoup that investment.” – Wall Street Journal, March 27, 2021 Quote Source: Sarah McFarlane (Mar. 27, 2021). As the Shift to Green Energy Speeds Up, Shell’s Big Natural - Gas Bet Is at Risk . Wall Street Journal. Chart Source: 2019, IEA STEPS & IEA Sustainable Development Scenario data from World Energy Outlook 2020 . BNEF data from Bloomberg’s New Energy Outlook 2020 . ExxonMobil data from its last published energy outlook 2019 Outlook For Energy (Page 48). ‘Other’ is mainly Bioenergy and Geothermal. 2040 Projected Electricity Generation Mix 16% 7% 14% 15% 17% 5% 6% 28% 14% 22% 4% 10% 18% 18% 32% 25% 23% 60% 47% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% Hydropower Wind Solar / Other 2040 Projections 2019 ExxonMobil BNEF IEA STEPS IEA Sustainable Development Scenario 79

Impact of Falling Costs for Renewables • Significant and sustained improvements in the cost of renewable energy production have been consistently underestimated by industry participants, and the cost of both Solar PV and wind energy have rapidly become on par with natural gas - powered generation Looking at where the industry is going, versus a snapshot of where it is today, underscores the long - term risk to oil and gas companies Quote Source: Bloomberg’s New Energy Outlook 2020 . Text source: IEA Renewables 2020 (https://www.iea.org/reports/renewables - 2020). Chart source: Lazard LCOE Analysis version 14.0. “The [Energy] transition is driven by cheap renewable - energy technologies. Today, either wind or PV are the cheapest new sources of electricity in countries making up around 73% of world GDP. And as costs continue to fall, we expect new - build wind and PV to get cheaper than running existing fossil - fuel power plants. In China, unsubsidized renewables undercut coal in 2023 - 24, and in the U.S. they undercut natural gas in 2024 - 25.” Bloomberg’s New Energy Outlook 2020 Levelized Cost of Energy Comparison $83 $82 $59 $135 $59 $359 $157 $98 $79 $0 $50 $100 $150 $200 $250 $300 $350 $400 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Gas Combined Cycle Wind Solar Photovoltaic Mean LCOE ($/MWh) Solar PV and Wind both become cheaper than Gas for the first time in 2016, and remain cheaper 80

ExxonMobil's Position on Electric Vehicles

Industry shifts regarding EV – including GM's recent EV announcement – present additional long-term risk to ExxonMobil

- ExxonMobil predicts that EV/hybrids will reach 30% of 2040 new passenger car sales, versus BNEF (57% electric/hybrid) and the IEA Sustainable Development Scenario (75% electric). ExxonMobil also estimates a much larger 2040 global car parc of ~1.9 billion, so while the share of internal combustion engines (ICE) falls, forecasted oil decline is limited

- Average battery prices have fallen at an 18% learning rate since 2010. At this rate, an EV would cost the same as an ICE car by 2024, which could lead to peak demand in ICE cars

- ExxonMobil's EV estimates have trailed IEA, OPEC, BP and BNEF estimates, and have been consistently revised upwards

ExxonMobil Electric Vehicle Estimates vs. Other Observers


Million EVs
600
500
400
300
200
100
0
2020
2025
2030
2035
2040
BNEF, 2018
BNEF, 2017
BNEF, 2016
BP, 2018
BP, 2017
BP, 2016
OPEC, 2018
OPEC, 2017
OPEC, 2016
Exxon, 2018
Exxon, 2017
Exxon, 2016
IEA, 2018
IEA, 2017
IEA, 2016
EIA, 2018 (U.S.)

Source: ExxonMobil's *2019 Outlook for Energy*, Company's last published EV estimates. IEA 2040 number from IEA's WEO 2019. WEO 2020's SDS scenario projects 40% of all cars sold to be electric by 2030, higher than what ExxonMobil projects by 2040. WEO 2020 does not have a stated 2040 EV projection.
Bloomberg NEF | Chart Source: Bloomberg NEF report *Pathways Emerging: How the World May Decarbonize* (Mar 2019)

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Impact of Increased Efficiency on Demand Predictions

Gains in efficiency – many relying on existing technology – could result in significantly diminished demand.

> **"A sharp pick-up in efficiency improvements is the single most important element that brings the world towards the Sustainable Development Scenario… This includes efforts to promote the efficient design, use and recycling of materials such as steel, aluminum, cement and plastics. This increased 'material efficiency' could be enough in itself to halt the growth in emissions from these sectors."**
> IEA World Energy Outlook (2019)

- Increased efficiency in manufacturing and industrial processes could dramatically impact future demand
- For example, the IEA's WEO 2020 assumes that petrochemicals will be the largest driver of future oil demand growth, accounting for three-quarters to 2040
- BNEF, however, predicts petrochemical demand growth to be slower due to increased recycling, and development of alternatives to oil & gas derived feedstocks
- We estimate that increasing global recycling rates to 50% by 2040 (from ~20% today) could reduce petrochemical led oil demand by ~20%, and total oil demand by ~3%

Oil demand by sector, 2019-2030, IEA STEPS scenario

Petrochem, followed by Trucks, are the key growth sectors



mb/d
Passenger vehicles
Long-distance transport
Petrochemicals and others
30
20
10
Trucks
Aviation
Shipping
Petchem feedstock
Buildings
Industry
2019
2030
2019 levels

Text source: IEA's *World Energy Outlook 2019 & 2020*, Bloomberg NEF. Chart source: *IEA's World Energy Outlook 2020.*

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